UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2010 (January 28, 2010)

JUMA TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-105778	68-0605151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

154 Toledo Street
Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 300-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Juma Technology Corp.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Juma Technology Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Juma Technology Corp.’s actual results to differ from management’s current expectations are contained in Juma Technology Corp.’s filings with the Securities and Exchange Commission. Juma undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2010, the Company entered into the material agreements described in Item 3.02 below. Prior to the entry into of the material agreements described in Item 3.02 below, there was no material relationship between the Company and Vision Opportunity Master Fund, Ltd. and its affiliate, Vision Capital Advantage Fund, LP except to the extent that Vision Opportunity Master Fund, Ltd. had previously provided financings to the Company in August 2007, November 2007, March 2008, June 2008, September 2008, November 2008, February 2009, May 2009, September 2009 and December 2009, which financings were the subject of Current Reports on Form 8-K filed with the Commission on, respectively, August 22, 2007, December 5, 2007, March 13, 2008, June 24, 2008, September 17, 2008, November 19, 2008, February 12, 2009, May 27, 2009, September 30, 2009 and December 29, 2009. In connection with the consummation of the transactions contemplated by the November 2007 financing, an affiliate of Vision Opportunity Master Fund, Ltd. was appointed to the Company’s board of directors in December 2007. Vision Capital Advantage Fund, LP, an affiliate of Vision Opportunity Master Fund, Ltd., is a transferee of a portion of the Company’s securities owned by Vision Opportunity Master Fund, Ltd.

Item 2.03. Creation of a Direct Financial Obligation

On January 28, 2010, the Company entered into agreements that create material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02. Unregistered Sales of Securities.

Note and Warrant Purchase Agreement

On January 28, 2010, the Company entered into a Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. (the “Purchaser”). A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1. Under the Note Purchase Agreement, the Company executed and delivered to the Purchaser (a) the Company's $500,000 principal amount, 10% convertible bridge note (the “Note”) and (b) a Series A Warrant to purchase an aggregate of 1,666,667 shares of the Company's common stock (the “Warrant”).

The Company anticipates that the proceeds of $500,000 from the sale of the Note and Warrant, net of professional fees of approximately $3,450 incurred in connection with the negotiation, execution, and delivery of the Note Purchase Agreement and Warrant, will be used for general corporate purposes.

The sale of the Note and Warrant was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended. In this regard, the Company relied on the representations of the Purchaser contained in the Note Purchase Agreement.

The Note accrues interest at 10% per annum from the date of issuance, which interest is payable in cash at the maturity date, which is May 21, 2010. A copy of the Note is attached hereto as Exhibit 4.2.

The holder of the Note is subject to a mandatory conversion of the Note into the type of securities of the Company issued by the Company in the Qualified Financing, effective upon the closing of a “Qualified Financing.” A Qualified Financing shall occur when both (1) a sale by the Company of securities of the Company to one or more purchasers generates not less than gross proceeds to the Company of $5,000,000 closing within 120 days of the issuance date, and (2) the investors in such Qualified Financing are issued either convertible preferred stock or fixed price convertible notes of the Company.  The holder of the Note is entitled to convert the Note into shares of common stock at any time, subject to a limitation on conversion such that the holder may not convert to the extent that it and its affiliates would then own more than 4.99% of the Company’s common stock. Based on the initial conversion price of $0.15 per share, the Note is currently convertible into 3,333,333 shares of common stock. If the Company does not complete a Qualified Financing, the conversion price shall automatically be reduced to the lesser of (a) the conversion price then in effect or (b) $0.15.

The Note contains various events of default such as failing to make a payment of principal or interest when due, which if not cured, would require the Company to repay the holder immediately the outstanding principal sum of and any accrued interest on the Note. The Note requires the Company to prepay the Note if certain “Triggering Events” or “Major Transactions” occur while the particular security is outstanding.

The conversion price of the Note is subject to adjustment such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchaser's securities holdings. In addition, if the Company, under certain specified circumstances, should issue shares of common stock below the conversion price of the Note the conversion price will be reduced accordingly.

The Purchaser was issued a Series A Warrant by the Company for no additional consideration. A copy of the Warrant is attached hereto as Exhibit 4.3. The Warrant entitles the holder thereof to purchase 1,666,667 shares of the Company's common stock at an exercise price of $0.15 per share; the term of the Warrant expires May 21, 2014. The applicable exercise price of the Warrant is subject to adjustment in a manner similar to the adjustments described above.

The Purchaser of the Note and the holder of the Warrant have agreed to restrict their ability to convert the Note or exercise the Warrant and receive shares of the Company's common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Purchaser of the Note and the holder of the Series A Warrant have been granted certain piggyback registration rights under the Note Purchase Agreement and Warrant.

Waiver of Price Protection

In addition to the above described Note Purchase Agreement, Note, and Warrant, the Company has entered into an Acknowledgement and Waiver of Anti-Dilution Adjustments (the “Acknowledgement”). Under the Acknowledgement, the Company acknowledged that the price protection provisions of the Series B Preferred Stock and the Series B Warrants were triggered.  By agreement, the per share Warrant Price under the Series B Warrants, which had been previously reduced from $0.46 to $0.25, shall remain at $0.25 and Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, LP, as applicable, agree to waive the price protections of the Series B Preferred Stock.  A copy of the Acknowledgement is attached hereto as Exhibit 4.4.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Note and Warrant Purchase Agreement dated as of January 28, 2010 among the Company and the Purchasers Listed on Exhibit A thereto

4.2	Form of 10% Convertible Bridge Note

4.3	Form of Series A Warrant

4.4	Form of Acknowledgement and Waiver of Anti-Dilution Adjustments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

JUMA TECHNOLOGY CORP.

By:	/s/ Anthony Fernandez
Anthony Fernandez
Chief Financial Officer

Date: February 2, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Note and Warrant Purchase Agreement dated as of January 28, 2010 among the Company and the Purchasers Listed on Exhibit A thereto

4.2	Form of 10% Convertible Bridge Note

4.3	Form of Series A Warrant

4.4	Form of Acknowledgement and Waiver of Anti-Dilution Adjustments